UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 16, 2025, EzFill Holdings, Inc. (the “Company”) held an annual meeting of stockholders to vote on the following matters:

1. Election of Directors

Stockholders voted to elect the five nominees for director named below to the Company’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until the earlier of their resignation or removal, in accordance with the voting results listed below:

Nominee Name	For	Abstain	Broker Non-Votes
Yehuda Levy	4,217,899	1,190	-
Daniel Arbour	4,218,003	1,086	-
Jack Leibler	4,217,897	1,192	-
Bennett Kurtz	4,217,903	1,186	-
Sean Oppen	4,215,136	3,953	-

2. Ratification of Independent Registered Public Accounting Firm

Stockholders voted to approve ratification of the selection of M&K CPAs, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ended on December 31, 2024:

For	Against	Abstain	Broker Non-Votes
4,118,235	770	100,084	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2025	EZFILL HOLDINGS, INC.

	By:	/s/ Yehuda Levy
	Name:	Yehuda Levy
	Title:	Chief Executive Officer